GISH BIOMEDICAL, INC.
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of May 15, 2000 by and between Kelly D. Scott ("Employee") and Gish Biomedical, Inc., a California corporation (the "Company").

     1. Employment Term. The Company agrees to employ Employee, and Employee agrees to be employed by the Company, under the terms and conditions set forth in this Agreement, for a period commencing on May 18, 2000 and ending May 18, 2002, unless such period is terminated earlier pursuant to Section 5 below (the "Initial Term"). This Agreement may be extended after the end of the Initial Term if Employee and the Company mutually agree in writing to such extension(s).

     2. Duties.

     (a) Position. Employee shall be employed as President and Chief Executive Officer of the Company. In such capacity, he shall (i) report only to the Chairman of the Board of Directors and be subject to the reasonable direction and control of the Company's Board of Directors, and (ii) be the chief executive officer and chief operating officer of the Company and have the duties, responsibility and authority commensurate with such positions in public companies which are similar in size to the Company. Employee shall also serve on, and be a member of, the Company's Board of Directors.

     (b) Obligations to the Company. Employee agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the terms hereof. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote all of his business time and attention to the business of the Company, he will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and he will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking engagements in exchange for honoraria, from serving on boards of charitable organizations or from investing in other businesses provided he is not actively participating in any such business as a director, employee, independent contractor, partner, principal, agent or otherwise, and provided further that any such business is not competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), and no consent from the Company's Board of Directors shall be required for any such activities. Employee will comply with and be bound by the Company's operating policies, procedures and practices in effect from time to time during the term of Employee's employment and applicable to the Company's executive officers generally, to the extent that the same do not conflict with this Agreement.
During the term of this Agreement, Employee's principal place of employment shall be located in Orange County, California.

     3. At-Will Employment. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason, subject only to the specific provisions of this Agreement. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement. The rights and duties created by this
Section 3 may not be modified in any way except by a written agreement approved by Company's Board of Directors and Employee.

     4. Compensation. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, bonuses stock options, and other benefits described below in this
Section 4 during the Initial Term. Employee's annual salary shall be reviewed annually by the Company's Board of Directors and shall be subject to increase (but not decrease) based upon (i) Employee's performance, and (ii) increases in the compensation levels of executives performing similar services in companies comparable to the Company.

     (a) Salary and Signing Bonus. Employee shall receive an annual salary of $180,000 (the "Annual Salary") payable twice monthly pursuant to the Company's normal payroll practices. In addition, on the date of the commencement of the Initial Term, Employee shall be entitled to receive an up-front signing bonus of $20,000.

     (b) Bonuses. For each fiscal year of the Company during the Initial Term, Employee shall be eligible to receive a cash bonus which will be mutually agreed upon by the Board of Directors and Employee. Such bonus shall be based on achievement of specified corporate profitability targets established by the Board of Directors or its Compensation Committee.

     (c) Stock Options. In connection with the commencement of Employee's employment, the Board of Directors shall grant to Employee a nonqualified stock option to purchase 190,000 shares of the Company's Common Stock (the "Shares"). The option shall be granted with an exercise price equal to the greater of $3.00 per share or the fair market value on the date of the grant which date shall be the first day of the Initial Term. The option grant is effective on the first day of employment and will provide as follows:

     (i) 60,000 shares shall be vested on the first day of the Initial Term;

     (ii) 40,000 shares of said options shall vest upon each of the first and second anniversaries of employment;

     (iii) 50,000 shares of said options shall vest upon the third anniversary of employment; and

     (iv) other terms and conditions to be provided in the option agreement.

     The vesting commencement Date shall be the first day of the Initial Term. Within 270 days following the first day of the Initial Term, the Company shall file a registration statement on Form-S-8 covering the Shares.

     (d) Employee Benefits. Employee shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in the medical insurance plans, 401(k) plan, and other employee benefit plans which are generally available to executives of the Company. The Company shall be under no obligation to institute or continue the existence of any employee benefit plan described herein and may from time to time amend, modify or terminate any such employee benefit plan. Employee shall be entitled to paid vacation of four (4) weeks per annum.

     (e) Reimbursement of Expenses. Employee shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

     5. Termination of Employment and Severance Benefits

     (a) Termination of Employment. This Agreement may be terminated upon the occurrence of any of the following events:

     (i) The date written notice is delivered to Employee by the Company stating that the Company is terminating Employee for Cause (as defined in Section 6 below) ("Termination for Cause");

     (ii) The date  written  notice is  delivered  to  Employee  by the  Company stating that the Company is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Involuntary Termination");

     (iii) The date written notice is delivered to the Company by Employee stating that Employee is electing to terminate his employment with the Company, except under subparagraphs (b), (c), (d) or (e) of Section-7 hereof ("Voluntary Termination"); or

     (iv) Following Employee's death or disability (as defined in Section-9 below).

     (b) Severance Benefits. Employee shall be entitled to receive severance benefits upon termination of employment only as set forth in this Section 5(b):

     (i) Termination for Cause. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies to the extent, if any, provided for under such plans and policies in effect on the date of termination and in accordance with applicable law.

     (ii) Involuntary Termination. If Employee's employment is terminated as a result of an Involuntary Termination other than for Cause (as defined in Section 6 below) and other than by reason of Employee's Voluntary Termination, Employee will be entitled to receive a severance payment as follows: (i) in the event that such Involuntary Termination occurs on or before the first anniversary of the date of commencement of employment under this Agreement (the "First Anniversary Date"), Employee shall receive a payment equal to two times the dollar amount of the Annual Salary then in effect on the date of such termination and (ii) in the event that such Involuntary Termination occurs after the First Anniversary Date but before the conclusion of the Initial Term, then Employee shall receive a payment equal to two times the dollar amount of the Annual Salary then in effect on the date of such termination less the dollar amount of Annual Salary received by the Employee from and after the First Anniversary Date until the date of such termination; provided however, in any event, such payment shall not be less than one-half of the dollar amount of the Annual Salary. Such payment shall be reduced by applicable income and employment taxes and shall be made in two equal installments as follows: (i) one-half within seven (7) days of the effective date of the termination, and (ii) one-half on the six-month anniversary thereof. As a condition of, and in exchange for, the receipt of such severance benefits, Employee shall execute and deliver to the Company (and remain in full compliance with): (i) a Settlement Agreement and Release of Claims in a form reasonably satisfactory to the Company (such release not to cancel any of Employee's rights to indemnification under the Standard Indemnification Agreement referred to in Section-9 hereof): and
(ii) a resignation from all of Employee's positions with the Company, including from the Board of Directors and any committee thereof on which Employee serves, in a form satisfactory to the Company.

     (iii) Voluntary Termination. If Employee's employment terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment. In addition, Employee's benefits will be continued under the Company's then existing benefit plans and policies to the extent, if any, provided for under such plans and policies in effect on the date of termination and in accordance with applicable law. At the time of any such Voluntary Termination, Employee shall execute and deliver to the Company a resignation from all of Employee's positions with the Company, including from the Board of Directors and any committee thereof on which Employee serves, in a form satisfactory to the Company.

     (iv) Termination by Reason of Death or Disability. In the event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 8 below). Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.

     6. Definition of Cause. For purposes of this Agreement, "Cause" for Employee's termination will exist at any lime after the happening of one or more of the following events, in each case as determined in good faith by the Company's Board of Directors:

     (a) Employee's

     (i) willful misconduct or gross negligence in performance of his duties hereunder, or

     (ii) refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, which is not remedied (if remediable) within ten (10) working days after written notice from the Company's Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

     (b) Employee's deliberate attempt to do an injury to the Company;

     (c) Employee's conduct, dishonest, fraudulent or otherwise, that materially discredits the Company or is materially detrimental to the reputation of the Company;

     (d) Employee's conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or

     (e) Employee's material breach of any element of the Company's Proprietary Information Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

     7. Definition of Involuntary Termination. For purposes of this Agreement, "Involuntary Termination" shall include (a) any termination by the Company other than for Cause, (b) any reduction in Employee's base salary, (c) any voluntary termination by Employee following a material reduction or change in job duties, responsibilities or requirements inconsistent with Employee's position with the Company and Employee's prior duties, responsibilities, and requirements or a change in Employee's reporting relationship such that Employee is no longer reporting to the Company's Chairman of the Board of Directors, provided that, in the case of subsection (c), Employee provides written notice to the Company within thirty (30) days of the effective date of such reduction or change (d) any material breach by the company of any obligation of the Company under this Agreement and (e) a Change in Ownership of the Company (as hereinafter defined) shall have occurred. For purposes hereof, a "Change of Ownership of the Company" shall be deemed to occur if (i) any person or group of persons who, as of the date hereof, do not have beneficial ownership, either individually or in the aggregate, of more than five percent (5%) of the currently outstanding shares of common stock of the Company acquires beneficial ownership of more than fifty percent (50%) of the outstanding shares of common stock of the Company, or (ii) the Company is a party to a merger, consolidation or reorganization (a "Reorganization Transaction") with any other person and, as a result of the consummation thereof, persons who were beneficial owners of the Company's common stock immediately prior to such Reorganization Transaction no longer own, beneficially, any voting securities, or own, beneficially, voting securities with less than fifty percent (50%) of the voting power, of the Company or of any other corporation or other entity which, as a result of such Reorganization Transaction, has become owner of more than fifty (50%) of the voting securities of the Company, or (iii) the Company sells all or substantially all of its assets to another person (a "Sale of Assets Transaction") and as part of or pursuant to such Sale of Assets Transaction such person (the "Buyer") assumes this Agreement, provided that such a Sale of Assets Transaction shall not be deemed a Change of Ownership if any person or group of persons who, as of the date of this Agreement, own beneficially more than five percent (5%) of the Company's outstanding common stock own beneficially securities of the Buyer representing more than fifty percent (50%) of the Buyer's voting power. For purposes hereof, the terms "beneficial ownership" and "group" shall be defined in the same manner as such terms are defined in Rules 13d-3 and 13d-5, respectively, under the Securities Exchange Act of 1934, as amended, and the term "person" shall mean any natural person, corporation, partnership, joint venture, unincorporated association, trust or other entity, and, if there occurs a Reorganization Transaction in which the Company is not a surviving entity or there occurs a Sale of Assets Transaction in which the Buyer assumes this Agreement, then the term "Company" shall thereafter mean the surviving company in such Reorganization Transaction or the Buyer in such Sale of Assets Transaction (as the case may be).

     8. Definition of Disability. For purposes of this Agreement, "Disability" shall mean that Employee has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 90 consecutive calendar days or 120 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     9. Proprietary Agreement; Indemnification. Employee shall sign the Company's standard Proprietary Information Agreement (the "Proprietary Agreement"). Employee hereby agrees to continue to abide by the terms of the Proprietary Agreement and further agrees that the provisions of the Proprietary Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company. The Company shall provide the Employee the Company's Standard Indemnification Agreement currently executed by and for the benefit of each of the Company's directors and executive officers.

     10. Nonsolicitation Covenant. Employee hereby agrees that he shall not, during the term of his employment pursuant to this Agreement and for the shorter of (a)-the period that severance payments are to be made under Section-5(b)(ii) hereof or (b)-twelve (12) months thereafter, but in any event not less than six
(6) months thereafter, do any of the following, directly or indirectly, without the prior written consent of the Company's Board of Directors:

     (a) Solicit Business. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the
Company: and

     (b) Solicit Personnel. Solicit, induce, recruit or encourage any person employed by the Company to terminate or otherwise cease his employment with the Company. This Section-10(b) is to be read in conjunction with the Proprietary Agreement executed by Employee.

     11. Conflicts. Employee represents that his performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     12. Miscellaneous Provisions.

     (a) No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

     (b) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

     (c)  Sole  Agreement.  This  Agreement,   including  any  Exhibits  hereto,
constitutes   the  sole  agreement  of  the  parties  and  supersedes  all  oral negotiations and prior writings with respect to the subject matter hereof.

     (d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     (e)  Choice  of  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

     (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (h) Arbitration. Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in Orange County, California in accordance with the rules of the American Arbitration Association applicable to commercial arbitration by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 15(h) shall not apply to the Proprietary Agreement.

     (i) Advice of Counsel. Each Party to this Agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting of preparation hereof.

The parties have executed this Agreement the date first written above.

                             GISH BIOMEDICAL, INC.


                              By:          /s/ John W. Galuchie, Jr.
                                           ---------------------------------
                              Title:           Chairman

                                           Address: 2681 Kelvin Avenue
                                                    Irvine, CA  92714-5821

                              KELLY D. SCOTT


                              Signature:   /s/ Kelly D. Scott
                                           ----------------------------------
                                           Address:  21061 Shackleford Circle,
                                                     Huntington Beach, CA 92646